EXHIBIT 4.1

Internet Brands, Inc.

2007 Equity Plan

(as amended and restated December 21, 2007)

1. Purpose. The purpose of the Internet Brands, Inc. 2007 Equity Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a)   “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. For purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)   “Award” means, individually or collectively, any Incentive Stock Option, Nonstatutory Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, or Performance Compensation Award granted under the Plan.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Change of Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change of Control,” mean the occurrence of any one of the following events: (i) the acquisition by any “Person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; or (ii) any merger, consolidation, reorganization, recapitalization, tender, or exchange offer or any other transaction with or affecting the Company as a result of which a Person owns after such transaction more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of the directors of the Company, or (iii) the sale, lease, exchange, transfer, or other disposition to any Person of all or substantially all, of the assets of the Company and its consolidated subsidiaries, or (iv) the adoption by the Company of any plan of liquidation providing for the distribution of all or substantially all of its assets, or (v) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are continuing directors.

Notwithstanding the foregoing, in no event shall the initial public offering of shares of Common Stock (the “IPO”) or any corporate transactions effected in connection with the reorganization of the Company and its Affiliates (and their predecessors) associated with the IPO and described in the Registration Statement on Form S-1 under the Securities Act (including all amendments thereto) filed with the Securities and Exchange Commission in connection with the IPO, individually or in the aggregate, constitute a Change of Control.

(e)   “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any Treasury Regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(f)    “Committee” means a committee of at least two people as the Board may appoint to administer the Plan pursuant to Section 4 of the Plan or, if no such committee has been appointed by the Board, the Board.

(g)   “Common Stock” means the Class A common stock, par value $0.001 per share, of the Company (and any stock or other securities into which such Class A common stock may be converted or into which it may be exchanged).

(h)   “Company” means Internet Brands, Inc., a Delaware corporation, and any successor thereto.

(i)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(j)    “Disability” means the inability of an individual, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that individual’s position with the Company because of the sickness or injury of that individual.

(k)   “Effective Date” means October 23, 2007.

(l)    “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” under the rules of any established stock exchange or national market system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(m)  “Eligible Person” means (i) any individual who is employed by the Company or an Affiliate such that the Company is an “eligible issuer of service recipient stock” with respect to such Affiliate’s employees, within the meaning of Section 409A of the Code and Treasury Regulation Section 1.409A-1(b)(5)(iii)(E), and who satisfies all of the requirements of Section 6 of the Plan; provided, however,  that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) any director or officer of the Company or an Affiliate described in clause (i) above; (iii) any consultant or advisor to the Company or an Affiliate described in clause (i) above who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) with respect to Awards granted on or after the Registration Date, any prospective employee, director, officer, consultant, or advisor who has accepted an offer of employment or consultancy from the Company or an Affiliate described in clause (i) above (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or such Affiliate).

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(o)   “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(p)   “Fair Market Value” means, on a given date: (i) if the Common Stock is listed on any established stock exchange or a national market system, the closing sales price of the Common Stock on such date (or the closing bid, if no sales were reported) as quoted on the primary exchange or system on which the Common Stock is listed and traded on the day of determination, as reported in The Wall Street Journal  or such other source as the Committee deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the closing bid price and ask price for the Common Stock on the day of determination, as reported in The Wall Street Journal  or such other source as the Committee deems reliable; (iii) for purposes of any Awards granted on the Registration Date, the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the IPO; or (iv) in the absence of an established market for the Common Stock, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(q)   “Immediate Family Members” has the meaning given such term in Section 16(b) of the Plan.

(r)   “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(s)   “Indemnifiable Person” has the meaning given such term in Section 4(d) of the Plan.

(t)    “Investor” has the meaning given such term in the definition of “Change of Control”.

(u)   “IPO” has the meaning given such term in the definition of “Change of Control”.

(v)   “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation, or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six (6) months.

(w)  “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(x)   “Nonstatutory Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(y)   “Option” means an Award granted under Section 7 of the Plan.

(z)   “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(aa) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(bb) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(cc) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under Section 11 of the Plan.

(dd) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ee) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ff)  “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(gg) “Permitted Transferee” has the meaning given such term in Section 15(b) of the Plan.

(hh) “Person” has the meaning given such term in the definition of “Change of Control”.

(ii)   “Plan” means this Internet Brands, Inc. 2007 Equity Plan.

(jj)   “Predecessor Plans” means the Internet Brands, Inc. 1998 Stock Plan and the Internet Brands, Inc. 2000 Stock Plan, including any and all amendments thereto.

(kk) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ll)   “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(mm) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

                (nn) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(oo) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(pp) “Section 162(m) Effective Date” means the first date on which Awards granted under the Plan do not qualify for an exemption from the deduction limitations of Section 162(m) of the Code on account of an exemption, or a transition or grandfather rule.

(qq) “Section 409A Award” has the meaning given such term in Section 15(a) of the Plan.

(rr)  “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ss)  “Service Provider” means (i) any individual who is employed by the Company or an Affiliate, (ii) any director or officer of the Company or an Affiliate; and (iii) any consultant or advisor to the Company or an Affiliate, subject to Section 16(h) of the Plan.

(tt)  “Share Limit” has the meaning given such term in Section 5(b) of the Plan.

(uu) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(vv) “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(ww) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(xx) “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(yy) “Vesting Commencement Date” has the meaning given such term in an applicable Award agreement under the Plan.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however,  that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee, subject to the requirements of Section 409A of the Code; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, subject to the requirements of Section 409A of the Code; (x) extend the period during which Awards may be exercised, subject to the requirements of Section 409A of the Code; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(d)   No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person,  provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to I    ndemnify such Indemnifiable Persons or hold them harmless.

(e)   Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)   Awards granted under the Plan shall be subject to the following limitations:

(i)    Subject to this Section 5 and Section 12 of the Plan, the maximum number of shares of Common Stock that may be delivered in the aggregate pursuant to

Awards granted under the Plan is 1,868,251 (following the 1-for-2 reverse stock split of the Company’s Class A and Class B common stock effected on November 21, 2007); provided that on each of January 1, 2009, January 1, 2010, January 1, 2011, January 1, 2012, and January 1, 2013, the maximum number of shares deliverable under this clause (i) as in effect on the immediately preceding December 31 shall be increased by the lesser of (A) a number of shares of Common Stock equal to two and one half percent (2.5%) of the total number of outstanding shares of Common Stock (on a fully-diluted basis) on such date, (B) 1,500,000 shares of Common Stock, or (C) such other amount as the Committee may determine on or before the immediately preceding December 31;  provided, further, that the maximum number of shares deliverable pursuant to this Section 5 (including paragraph (c) herein) (such maximum number of shares, as in effect at any time hereunder, the “Share Limit”) shall not exceed 12,282,006.

(ii)   Subject to Section 12 of the Plan, no more than the lesser of (A) the Share Limit or (B) 12,282,006 shares of Common Stock may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan.

(iii)  Subject to Section 12 of the Plan, no more than 1,500,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year.

(iv)  Subject to Section 12 of the Plan, no more than 1,500,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards granted in a calendar year to any single Participant pursuant to Section 11 of the Plan, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1,500,000 shares of Common Stock on the last day of the calendar year in which the Award is made.

(v)   The maximum amount that can be paid to any single Participant in a calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $3,000,000.

(c)   Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however,  that if shares of Common Stock issued upon exercise, vesting or settlement of an Award or a stock option or stock purchase right granted under the Predecessor Plans, or shares of Common Stock owned by a Participant, are surrendered or tendered to the Company (either directly or by means of attestation) on or after the Effective Date in payment of the Exercise Price of an Award or the exercise price of a stock option or stock purchase right granted under the Predecessor Plans, or of any taxes required to be withheld in respect of an Award or a stock option or stock purchase right granted under the Predecessor Plans, in each case, in accordance with the terms and conditions of the Plan or Predecessor Plans and any applicable Award, or stock option, or stock purchase right agreement, such surrendered or tendered shares shall again become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan or a stock option or stock purchase right granted under the Predecessor Plans expires, terminates or is canceled or forfeited for any reason whatsoever on or after the Effective Date without the Participant having received any benefit therefrom, the shares covered by such Award, stock option, or stock purchase right shall become available for other Awards under the Plan; provided, however, that in the case of an award designated as a Performance Compensation Award or any Option or SAR, cancellation of such Award shall not increase the number of shares of Common Stock available for Performance Compensation Awards to the Participant granted such Award in a calendar year under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award, stock option, or stock purchase right canceled by reason of a new Award, stock option, or stock purchase right being granted under the Plan or the Predecessor Plans in substitution therefor.

(d)   Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)   Awards may, in the sole discretion of the Committee, be granted under the Plan to Eligible Persons in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under Section 5(b) of the Plan; provided, however,  that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under Section 5(b) of the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Incentive Stock Options under Section 5(b) the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonstatutory Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company or Affiliates that are parents or subsidiaries of the Company within the meaning of Section 424(e) and (f) of the Code, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonstatutory Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonstatutory Stock Option appropriately granted under the Plan. Notwithstanding any designation of Options as Incentive Stock Options, to the extent that the aggregate Fair Market Value of the Shares with respect to which such Options are exercisable for the first time during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)   Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however,  that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c)   Vesting and Expiration. (i) Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten (10) years, as may be determined by the Committee (the “Option Period”); provided, however, that in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any

Affiliate, the Option Period shall not exceed five (5) years from the Date of Grant. Notwithstanding any vesting dates, exercisability period, or Option Period set by the Committee, the Committee may, in its sole discretion, (A) accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability; and (B) extend the period during which the vested portion of an Option shall be exercisable after the Participant granted the Option ceases to be a Service Provider, provided, however, that such period shall not be extended beyond the earlier of the latest date upon which the Option could have expired by its original terms or ten (10) years following the date on which the Option was granted.

(ii)   Unless otherwise provided by the Committee in an Award agreement, the unvested portion of an Option shall expire on the date the Participant granted the Option ceases to be a Service Provider, and the vested portion of such Option shall remain exercisable for (A) one year following termination of the Participant’s relationship as a Service Provider by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period or (B) three (3) months following termination of the Participant’s relationship as a Service Provider for any reason other than such Participant’s death or Disability, but not later than the expiration of the Option Period. In the case of any Option granted before the Registration Date, the following additional requirements shall apply: the vested portion of such Option shall remain exercisable until (A) at least six (6) months from the date of Participant’s termination of employment by reason of such Participant’s death or Disability (or, if earlier, the Registration Date) and (B) at least thirty (30) days from the date of Participant’s termination of employment for any reason other than such Participant’s death or Disability, and other than termination of employment for cause as defined in the applicable Award agreement (or, if earlier, the Registration Date), provided, however, that such Option shall not be exercisable after the expiration of the Option Period. For purposes of the foregoing sentence only, “termination of employment” shall have the meaning ascribed thereto under section 260.140.41 of title 10 of the California Code of Regulations.

(d)   Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent, and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure approved by the Committee.

(e)   Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two (2) years after the Date of Grant of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)    Buyout. The Committee may, in its sole discretion, at any time before the Registration Date, buy out for a payment in cash or the delivery of shares of Common Stock or other property (including, without limitation, another Award) an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

(g)   Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)   Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant).

(c)   Vesting and Expiration. (i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten (10) years, as may be determined by the Committee (the “SAR Period”); provided, however,  that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

                (ii)   Unless otherwise provided by the Committee in an Award agreement, the unvested portion of a SAR shall expire on the date the Participant granted the SAR ceases to be a Service Provider, and the vested portion of such SAR shall remain exercisable for (i) one year following termination of the Participant’s relationship as a Service Provider by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period or (ii) three (3) months following termination of the Participant’s relationship as a Service Provider for any reason other than such Participant’s death or Disability, but not later than the expiration of the SAR Period. In the case of any SAR granted before the Registration Date, the following additional requirements shall apply: the vested portion of such SAR shall remain exercisable until (A) at least six (6) months from the date of Participant’s termination of employment by reason of such Participant’s death or Disability (or, if earlier, the Registration Date) and (B) at least thirty (30) days from the date of Participant’s termination of employment for any reason other than such Participant’s death or Disability, and other than termination of employment for cause as defined in the applicable Award agreement (or, if earlier, the Registration Date), provided, however, that such SAR shall not be exercisable after the expiration of the SAR Period. For purposes of the foregoing sentence only, “termination of employment” shall have the meaning ascribed thereto under section 260.140.41 of title 10 of the California Code of Regulations.

(d)   Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)   Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f)    Substitution of SARs for Nonstatutory Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonstatutory Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonstatutory Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonstatutory Stock Options, and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonstatutory Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b)   Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued, or shall cause uncertificated shares to be issued pursuant to a direct registration system adopted by the Company; and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)   Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited on the date the Participant granted the applicable Award ceases to be a Service Provider. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d)   Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, any shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)   Unless otherwise provided by the Committee in an Award agreement that complies with the requirements of Section 409A of the Code and Section 15 of the Plan, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld.

(e)   Legends on Restricted Stock. Any certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE INTERNET BRANDS, INC. 2007 EQUITY PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                       , BETWEEN INTERNET BRANDS, INC. AND                       . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF INTERNET BRANDS, INC.

In the case of any uncertificated shares of Restricted Stock issued pursuant to a direct registration system adopted by the Company, the Company shall issue appropriate stop transfer instructions to its transfer agent, if any, and, if the Company transfers its own securities, it shall make appropriate notations to the same effect in its own records.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Stock, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award agreement. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to grant cash bonuses under the Plan with the intent that such bonuses shall qualify for the exemption from Section 162(m) of the Code provided pursuant to Treasury Regulation Section 1.162-27(f)(1), for the reliance period described in Treasury Regulation Section 1.162-27(f)(2). In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

                (b)   Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply, and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)   Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; and (xviii) enterprise value. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d)   Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e)   Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)   Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)  Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv)  Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f)    Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

12. Changes in Capital Structure and Similar Events. (a) Subject to this Section 12, (i) Awards granted under the Plan and any agreements evidencing such Awards, (ii) any or all of the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, any or all of the limitations under Section 5 of the Plan) and (iii) the terms of any outstanding Award, including, without limitation, (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Exercise Price or Strike Price with respect to any Award, or (C) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals) shall be adjusted or substituted, in such manner as the Committee may determine, as to the number, price, or kind of share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable, to preserve the economic value of such Awards (i.e., such that such value shall be neither increased nor decreased on account of such transaction or event) (1) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reclassification, reorganizations, mergers, consolidations, separations, combinations, exchanges, spin-offs, liquidations, other substantial distributions of the assets of the Company, or other relevant corporate transactions or changes in capitalization occurring after the Date of Grant of any such Award or (2) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In the event that a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or other distribution of securities of the Company of or on Common Stock without receipt of consideration of the Company occurs prior to the Registration Date, a proportionate adjustment shall be made to (1) the number of shares of Common Stock purchasable under any Option or SAR, and the Exercise Price or Strike Price thereof, or (2) the number of shares of Common Stock allocated to a Participant under any other Award.

(b)   Any adjustment in Incentive Stock Options under this Section 12 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, (i) with respect to any Award granted during the reliance period described in Treasury Regulation Section 1.162-27(f)(2) which is intended to qualify for the exemption from Section 162(m) of the Code provided pursuant to Treasury Regulation Section 1.162-27(f)(1) or any Award granted on or after the Section 162(m) Effective Date which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code; and (ii) with respect to any Section 409A Award as defined in Section 15(a) of the Plan, such adjustments or modifications shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing such Section 409A Award to violate the requirements of Section 409A of the Code and Section 15 of the Plan. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(c)   Notwithstanding paragraphs (a) and (b) above, in the event of any of the following:

A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B. All or substantially all of the stock or assets of the Company are acquired by another person;

C. The reorganization or liquidation of the Company; or

D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause to be paid to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards (whether or not vested or exercisable) based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 12 may be varied by the Committee in any particular Award agreement.

13. Effect of Change of Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change of Control, notwithstanding any provision of the Plan to the contrary, the Committee may in its sole discretion provide that, with respect to any particular outstanding Award or Awards:

(a)   all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the Change of Control with respect to up to 100 percent of the shares subject to such Option or SAR;

(b)   the Restricted Period shall expire as of immediately prior to the Change of Control with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals); and

(c)   all incomplete Performance Periods in effect on the date the Change of Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change of Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)   Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act) or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

15. Compliance with Section 409A of the Code. (a) Awards Subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code, the Treasury Regulations thereunder, and this Section 15, to the extent applicable. The Award agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code, the Treasury Regulations thereunder, and this Section 15.

(b)   Distributions Under a Section 409A Award. (i) Subject to paragraph (ii) below, any shares of Common Stock, cash, or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise, or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than: (A) the Participant’s separation from service, as determined by the Secretary of the Treasury, (B) the date the Participant becomes disabled within the meaning of Section 409A(a)(2)(C) of the Code, (C) the Participant’s death, (D) a specified time (or pursuant to a fixed schedule) specified under the Award agreement at the date of the deferral of such compensation, (E) a change in the ownership or effective control of the Company or an Affiliate, or in the ownership of a substantial portion of the assets of the Company or an Affiliate, to the extent permitted under Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(5), or (F) the occurrence of an unforeseeable emergency with respect to the Participant.

                (ii)   In the case of a Participant who is a “Specified Employee,” the requirement of clause (A) of paragraph (i) above shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of this paragraph (ii), a Holder shall be a Specified Employee if such holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code.

(iii)  The requirement of paragraph (i)(F) above shall be met only if, as determined under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(iv)  For purposes of this Section 15, the terms specified herein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

(c)   Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Common Stock, cash, or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code.

(d)   Elections Under Section 409A Awards. (i) Any deferral election provided under or with respect to an Award to any Eligible Person or Participant shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under sub-paragraph (A) or (B) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

(A)  In the case of the first year in which an Eligible Person or Participant becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Eligible Person or Participant becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(B)  In the case of any performance-based compensation based on services performed by an Eligible Person or Participant over a period of at least twelve (12) months, any such deferral election may be made no later than six (6) months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(ii)   In the event that a Section 409A Award permits, under a subsequent election by the Participant, a delay in a distribution or payment of any shares of Common Stock, cash, or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(A)  such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made,

(B)  in the case such subsequent election relates to a distribution or payment not described in clauses (B), (C), or (F) of paragraph (b)(i) above, the first payment with respect to such election may be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made, and

(C)  in the case such subsequent election relates to a distribution or payment described in clause (D) of paragraph (b)(i) above, such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under clause (D) of paragraph (b)(i).

(e)   Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

16. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of a Participant’s death, Disability, or termination of relationship as Service Provider, or of such other events as may be determined by the Committee.

(b)   Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)   Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration or pursuant to a domestic relations order, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) on or after the Registration Date, any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s relationship as a Service Provider under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c)   Dividends and Dividend Equivalents. In the sole discretion of the Committee, an Award may provide a Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards.

(d)   Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)   Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(e)   No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f)    International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g)   Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h)   Termination of Employment. Unless determined otherwise by the Committee, (i) a temporary absence from employment or service approved by the Company due to illness, vacation, or leave of absence; a transfer between locations of the Company or an Affiliate; a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa); or a transfer from employment or service with an Affiliate to employment or service with another Affiliate shall not be considered a termination of the Participant’s relationship as a Service Provider; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity as a Service Provider (or vice-versa), such change in status shall not be considered a termination of the Participant’s relationship as a Service Provider. Notwithstanding the foregoing, with respect to any Section 409A Award, a termination of the relationship as a Service Provider shall be considered to occur if and only if there has been a separation from service within the meaning of Section 409A of the Code.

(i)    No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j)    Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any certificates evidencing such shares to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)   The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, except that in the case of a Section 409A Award, the timing of such payment shall be subject to the requirements of Section 409A of the Code.

                (k)   No Code Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)  Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan (subject to Section 17 of the Plan), and such arrangements may be either applicable generally or only in specific cases.

(n)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o)   Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p)   Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q)   Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and performed wholly within the State of California, without giving effect to the conflict of laws provisions thereof.

(r)   Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s)   Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t)    Code Section 162(m) Re-approval. If so determined by the Committee, (i) the Plan shall be submitted for re-approval by the shareholders of the Company no later than the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the IPO is consummated, and (ii) the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the IPO, in each case for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this paragraph, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(u)   Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

17. Predecessor Plans. No new stock options or stock purchase rights will be granted under the Predecessor Plans on or after the Effective Date.

* * *

INTERNET BRANDS, INC.

2007 EQUITY PLAN

RESTRICTED STOCK AGREEMENT

Unless otherwise defined herein, the terms defined in the Internet Brands, Inc. 2007 Equity Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Agreement (the “Agreement”).

I.              NOTICE OF RESTRICTED STOCK GRANT

Participant:
Address:

The above named Participant has been granted an Award of Restricted Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number
Date of Grant
Vesting Commencement Date
Number of Shares
Vesting Schedule:

Subject to accelerated vesting as set forth in this Agreement or in the Plan, the Restricted Stock shall vest according to the following vesting schedule, subject also to Participant having been continuously a Service Provider from the Date of Grant through the date such vesting is scheduled to occur:

**VESTING SCHEDULE**

II.            TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.             Grant of Restricted Stock.  The Committee hereby grants to the Participant named in Section I herein, for past services and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, the Number of Shares of Restricted Stock (the “Shares”) as set forth in Section I herein, subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference.

2.             Escrow of Shares.

a.             All Shares awarded by this Agreement shall, upon execution of this Agreement, be delivered to and deposited with an escrow holder designated by the Company (the “Escrow Holder”).  The Shares shall be held by the Escrow Holder until such time as the Shares vest or the date Participant ceases to be a Service Provider.

b.             The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow while acting in good faith and in the exercise of its judgment.

c.             Upon the termination of Participant’s relationship as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, shall take all steps necessary to accomplish the transfer of the unvested Shares to the Company.  Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant, to take any action and execute all documents and instruments, including without limitation stock powers which may be necessary to transfer such unvested Shares to the Company upon such termination.

d.             The Escrow Holder shall take all steps necessary to accomplish the transfer of Shares to Participant after they vest following Participant’s request that the Escrow Holder do so.

e.             Except as otherwise provided in this Agreement or the Plan, Participant shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation the right to vote such Shares.

3.             Vesting Schedule.  Except as provided in Section II.4 and subject to Section II.5 of this Agreement, the Shares awarded by this Agreement shall vest in accordance with the Vesting Schedule set forth in Section I herein.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement unless Participant will have been continuously a Service Provider from the Date of Grant through the date such vesting is scheduled to occur.

4.             Acceleration of Vesting.  The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares at any time, subject to the terms of the Plan.  If so accelerated, such Shares shall be considered as having vested as of the date or upon the occurrence of the condition specified by the Committee.

5.             Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Agreement, the balance of the Shares that have not vested at the time of the termination of Participant’s relationship as a Service Provider for any reason shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination, and Participant shall have no further rights thereunder.

6.             Dividends.  Any cash dividends, additional shares of Common Stock, other securities of the Company, or other property distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms, and conditions as the Shares under this Agreement and the Plan, including without limitation the provisions of this Agreement relating to vesting, forfeiture, escrow, and, with respect to shares or other securities of the Company, transferability.

7.             Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no Shares shall be released from the escrow established pursuant to Section II.2 of this Agreement unless and until satisfactory arrangements (as determined by the Committee) will have been made by Participant with respect to the payment of income, employment, and other taxes which the Company determines must be withheld with respect to such Shares.  To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to Sections II.3 and II.4 of this Agreement, Participant acknowledges and agrees that Participant shall permanently forfeit such Shares and such Shares shall be returned to the Company at no cost to the Company.

8.             Additional Conditions to Issuance and Release from Escrow.  The Company shall not be required to issue any Shares hereunder or to release such Shares from the escrow established pursuant to Section II.2 of this Agreement unless such issuance or release complies with all applicable U.S. federal and state laws, the requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any other jurisdiction where Shares are granted under the Plan.  The Committee may, in its sole discretion and in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations, postpone the issuance or delivery of Shares as the Committee may consider appropriate, require Participant to make such representations and furnish such information as it may consider appropriate, and cause such legends to be put on any certificates evidencing the Shares or subject the Shares to such stop transfer orders or other restrictions as it may consider appropriate.

9.             Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, reorganization, merger, consolidation, separation, combination, exchange, spin-off, liquidation, other substantial distribution of the assets of the Company, or other relevant corporate transaction or change in capitalization occurring after the Date of Grant and affecting the Shares of Restricted Stock, the Shares shall be increased, reduced, or otherwise changed as to the number or kind of share in the same manner as other shares of Common Stock outstanding.  If by virtue of any such change Participant shall in his or her capacity as owner of unvested Shares be entitled to new or additional or different shares of stock, cash, or securities (other than rights or warrants to purchase securities), such new or additional or different shares, cash, or securities shall thereupon be considered to be unvested Shares of Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the unvested Shares pursuant to this Agreement.  If Participant receives rights or warrants with respect to any unvested Shares, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be unvested Shares of Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement.  Subject to the terms of the Plan, the Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash, securities, rights or warrants to purchase securities or shares, or other securities acquired by the exercise of such rights or warrants.

10.           Non-Transferability of Unvested Restricted Stock.  The unvested Shares subject to this Agreement may not be transferred in any manner otherwise than by will or by the laws of descent or distribution.  If Participant is deceased, any distribution or delivery to be made to Participant under this Agreement shall be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.  Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any unvested Shares subject to this Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment, or similar process, this Agreement and the rights and privileges conferred hereby immediately shall become null and void.

11.           Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares granted under this Agreement unless and until such Shares will have been issued and recorded on the records of the Company or its transfer agents or registrars.  Except as otherwise provided in this Agreement or the Plan, after such issuance and recordation, Participant shall have all the rights of a stockholder with respect to the Shares, including without limitation the right to vote such Shares.

12.           No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR AN AFFILIATE, AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S (OR AN AFFILIATE’S) RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13.           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors, and assigns.

14.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at Internet Brands, Inc., 909 N. Sepulveda Blvd., 11th Floor, El Segundo, CA 90245, or at such other address as the Company may hereafter designate in writing.

15.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Shares or future Awards of Restricted Stock under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.           Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Plan.

17.           Amendment, Suspension, or Termination of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended, or terminated by the Company at any time.

18.           Committee Authority.  Subject to the limitations of the Plan, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or to what degree the Shares have vested).  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

19.           Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee made in good faith shall be final and binding on all parties.

20.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21.           Severability.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

22.           Entire Agreement.  This Agreement and the Plan as incorporated by reference constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

23.           Governing Law.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.  For purposes of litigating any dispute that arises under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, California, or the federal courts of the United States for the Central District of California, and no other courts.

[Signatures appear on next page.]

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Agreement.  Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	INTERNET BRANDS, INC.

NAME	By

Title

Internet Brands, Inc.
909 N. Sepulveda Blvd., 11th Floor
El Segundo, CA 90245

INTERNET BRANDS, INC.

2007 EQUITY PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Internet Brands, Inc. 2007 Equity Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Agreement”).

III.           NOTICE OF STOCK OPTION GRANT

Participant:
Address:

The above named Participant has been granted an option (the “Option”) to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number
Date of Grant
Vesting Commencement Date
Number of Shares
Exercise Price per Share
Total Exercise Price
Type of Option	Incentive Stock Option
Nonstatutory Stock Option

Term/Expiration Date
Vesting Schedule:

Subject to accelerated vesting as set forth in this Agreement or in the Plan, this Option shall be exercisable in whole or in part, and shall vest according to the following vesting schedule, subject also to Participant having been continuously a Service Provider from the Date of Grant through the date such vesting is scheduled to occur:

                **VESTING SCHEDULE**

Post-Termination Exercisability Period:

If Participant ceases to be a Service Provider without cause, this Option shall be exercisable for the earlier to occur of (i) twelve (12) months after the date Participant ceases to be a Service Provider or (ii) 190 days after the Registration Date; provided, however, that if the termination of Participant’s relationship as a Service Provider occurs subsequent to the 100 day anniversary of the Registration Date, this Option shall be exercisable for three (3) months following the termination of Participant’s relationship as a Service Provider.  If Participant ceases to be a

Service Provider by reason of Participant’s death or Disability, this Option may be exercised for twelve (12) months after the termination of Participant’s relationship as a Service Provider.  In no event may Participant exercise this Option after the Term/Expiration Date as provided above.

Accelerated Vesting:

Upon the occurrence of a Change of Control, 50% of the unvested portion of this Option shall immediately vest and become exercisable in full.  In the event of (i) a material diminution of Participant’s duties as a Service Provider, (ii) a material change in the geographic location at which the Service Provider must perform services, or (iii) termination of Participant’s relationship as a Service Provider without cause within six (6) months prior to or twelve (12) months after such Change of Control, the remaining unvested portion of this Option shall immediately vest.

IV.           TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.             Grant of Option.  The Committee hereby grants to the Participant named in Section I herein this Option to purchase the Number of Shares of Common Stock as set forth in Section I herein, at the Exercise Price per Share set forth in Section I herein, and subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference.

If designated in Section I herein as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  Nevertheless, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

2.             Vesting Schedule.  Except as provided in Section II.3 of this Agreement, the Option shall vest in accordance with the Vesting Schedule set forth in Section I of this Agreement.  Any portion of the Option scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement unless Participant will have been continuously a Service Provider from the Date of Grant through the date such vesting is scheduled to occur.

3.             Acceleration of Vesting.  The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such balance or such portion of the balance of the Option shall be considered as having vested as of the date or upon the occurrence of the condition specified by the Committee.

4.             Exercise of Option.

a.             Right to Exercise.  This Option shall be exercisable only within its term as set out in Section I of this Agreement, and may be exercised during such term only in accordance with the Vesting Schedule and with the applicable provisions of the Plan and this Agreement.

b.             Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of shares of Common Stock with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company.  The Exercise Notice shall be completed by Participant and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding pursuant to Section II.6 of this Agreement.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

c.             Additional Conditions to Issuance of Stock.  No shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with all applicable U.S. federal and state laws, the requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any other jurisdiction where Options are granted under the Plan.  The Committee may, in its sole discretion and in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations, postpone the issuance or delivery of Shares as the Committee may consider appropriate, require Participant to make such representations and furnish such information as it may consider appropriate, and cause such legends to be put on any certificates evidencing the Shares or subject the Shares to such stop transfer orders or other restrictions as it may consider appropriate.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such shares.

5.             Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

a.             cash or check;

b.             surrender of other shares of Common Stock which (i) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, and (ii) are Mature Shares not subject to any pledge or other security interest;

c.             with the consent of the Committee, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

d.             with the consent of the Committee, by means of a net exercise procedure approved by the Committee in connection with the Plan.

6.             Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.  If Participant is deceased, this Option may be exercised by Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate, and any distribution or delivery to be made to Participant under this Agreement shall be made to such transferee, provided that such transferee must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.  The terms of the Plan and this

Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

7.             Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no shares shall be issued to Participant pursuant to the exercise of this Option unless and until satisfactory arrangements (as determined by the Committee) will have been made by Participant with respect to the payment of income, employment, and other taxes which the Company determines must be withheld with respect to such shares.  To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of shares otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver shares if such withholding amounts are not delivered at the time of exercise.

8.             Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition.  Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

9.             Code Section 409A.  Under Code Section 409A, an option that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in adverse tax consequences, including (i) income recognition by the option grantee prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges.  The Discount Option may also result in additional state income, penalty, and interest charges to the grantee.  Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the Exercise Price per Share of this Option equals or exceeds the fair market value of a share on the Date of Grant in a later examination.  Participant agrees that if the IRS determines that the Option was granted with an Exercise Price per Share that was less than the fair market value of a share on the Date of Grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

10.           Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any shares deliverable under this Option unless and until such shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation, and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such shares.

11.           No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE

WILL OF THE COMPANY OR AN AFFILIATE, AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S (OR AN AFFILIATE’S) RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

12.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at Internet Brands, Inc., 909 N. Sepulveda Blvd., 11th Floor, El Segundo, CA 90245, or at such other address as the Company may hereafter designate in writing.

13.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.           Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Plan.

15.           Amendment, Suspension, or Termination of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended, or terminated by the Company at any time.

16.           Committee Authority.  Subject to the limitations of the Plan, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or to what degree the Option has vested).  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

17.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.           Severability.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

19.           Entire Agreement.  This Agreement, the Plan as incorporated by reference, and the Stock Option Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

20.           Governing Law. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.  For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, California, or the federal courts of the United States for the Central District of California, and no other courts.

[Signatures appear on next page.]

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Agreement.  Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	INTERNET BRANDS, INC.

By

Title

Internet Brands, Inc.
909 N. Sepulveda Blvd., 11th Floor
El Segundo, CA 90245

EXHIBIT A

2007 EQUITY PLAN

STOCK OPTION EXERCISE NOTICE

Internet Brands, Inc.

909 N. Sepulveda Blvd., 11th Floor

El Segundo, CA 90245

1

1.             Exercise of Option.  Effective as of today,                                , the undersigned Participant hereby elects to exercise Participant’s option to purchase                    shares (the “Shares”) of the Common Stock of Internet Brands, Inc. (the “Company”) under and pursuant to the 2007 Equity Plan (the “Plan”) and the Stock Option Agreement between Participant and the Company dated                            (the “Agreement”).

2.             Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option, as set forth in the Agreement.

3.             Representations of Participant.  Participant acknowledges that Participant has received, read, and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.             Rights as Shareholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option.  The Shares shall be issued to Participant as soon as practicable after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

5.             Tax Consultation.  Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares.  Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.             Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors, and assigns.

7.             Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee made in good faith shall be final and binding on all parties.

8.             Governing Law.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.  For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, California, or the federal courts of the United States for the Central District of California, and no other courts.

9.             Entire Agreement.  The Plan and Agreement are incorporated herein by reference.  This Stock Option Exercise Notice, the Plan, and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

[Signatures appear on next page.]

Submitted by:	Accepted by:

PARTICIPANT:	INTERNET BRANDS, INC.

By

Title

Address:

909 N. Sepulveda Blvd., 11th Floor
El Segundo, CA 90245

Date Received